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                                                                    EXHIBIT 4.19

                              CERTIFICATE OF TRUST
                                       OF
                              DTE ENERGY TRUST III


                  This Certificate of Trust of DTE ENERGY TRUST III (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss.3801, et seq.)(the "Act").

                  1. The name of the statutory trust being formed hereby is DTE Energy Trust III.

                  2. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                  3. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.



                                           THE BANK OF NEW YORK (DELAWARE),
                                           as Delaware Trustee


                                           By:/s/ William T. Lewis
                                              ----------------------------
                                           Name: William T. Lewis
                                           Title: Senior Vice President



                                           THE BANK OF NEW YORK,
                                           as Property Trustee


                                           By: /s/ Paul J. Schmalzel
                                               ---------------------------
                                           Name: Paul J. Schmalzel
                                           Title: Vice President